SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Global Equity Special Event Fund, Ltd.

Castlerigg Global Equity Special Event Intermediate Fund, L.P.

Castlerigg Global Equity Special Event Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 5, 2014, Sandell Asset Management Corp. (“SAMC”) sent an e-mail (the “May 5 Email”) to investors and potential clients. The May 5 Email included a link to a video of Tom Sandell’s recent interview on CNBC regarding Bob Evans Farms, Inc. The full text of the May 5 Email and a transcript of the CNBC interview are filed herewith as Exhibit 1 and Exhibit 2, respectively.